EXHIBIT 99.1
                                      PROXY
                            VIRGINIA HEARTLAND BANK.
                         Special Meeting of Shareholders
                             Held September 9, 1998

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned Shareholder hereby constitutes and appoints Thomas F. Williams, Jr. and H. Wayne Parrish, or either of them, proxies of the undersigned, with full power of substitution, to vote the shares of common stock of the undersigned at the Special Meeting of Shareholders of the Bank to be held at the Main Office of the Bank located at 4700 Harrison Road, Fredericksburg, Virginia on Wednesday, September 9, 1998 at 2:30 p.m.and at any adjournment of adjournments thereof, with all powers the undersigned would possess if personally present:

ITEM 1. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization and the related Plan of Merger, dated as of April 18, 1998 (the "Agreement"), between Virginia Heartland Bank and Second National Financial Corporation ("SNFC"), the bank holding company for Second Bank and Trust ("SBT"), Culpeper, Virginia, which contemplates a merger of equals transaction. Pursuant to the Agreement, (i) Virginia Heartland Bank will merge (the "Merger") with and into an interim Virginia state bank subsidiary of SNFC that will ultimately be named Virginia Heartland Bank, (ii) each share of the $5.00 par value common stock of Virginia Heartland Bank ("VHB Stock") issued and outstanding at the effective time of the Merger will be exchanged for 1.15 shares of the $2.50 par value common stock of the Holding Company and cash in lieu of any fractional share, all as more fully described in the accompanying Joint Proxy Statement/Prospectus. The Agreement provides that SNFC will change its name to Virginia Commonwealth Financial Corporation at the effective time of the merger, and that, thereafter, Virginia Heartland Bank and SBT will operate as separate bank subsidiaries of Virginia Commonwealth Financial Corporation. The Agreement also contains provisions regarding the Boards of Directors and Senior Management of the Holding Company. A copy of the Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement/Prospectus and is hereby incorporated by reference herein.

         _____FOR     _____AGAINST      _____ABSTAIN

ITEM 2: To take action upon such other matters as may properly come before the meeting or any adjournment of adjournments thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ON ITEM 1 LISTED ABOVE, AND YOUR PROXY WILL BE VOTED FOR ITEM 1 IF NO SPECIFICATION IS MADE. IF ANY OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY BE VOTED WITH RESPECT THERETO IN THE INTEREST OF THE COMPANY ACCORDING TO THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING THE PROXY.

         This proxy is revocable by you at any time prior to the voting of the shares represented, by notifying the Secretary of the Company in writing before such vote or by filing another proxy with the Secretary bearing a later date. Shareholders who are present at the meeting may withdraw their proxy and vote in person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Both joint holders should sign.


Dated ___________________, 1998     ___________________________________(SEAL)

Number of Shares ___________        ___________________________________(SEAL)

                                    ___________________________________(SEAL)


Return to:
Virginia Heartland Bank
P. O. 7267
Fredericksburg, Virginia  22404-7267